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                                                                     Exhibit 10W
                                                                     -----------

                                                                    May 17, 1996

                                    MINUTES
                                      OF
                                ANNUAL MEETING
                                      OF
                                 SHAREHOLDERS

       The Annual Meeting of Shareholders of the Corporation was held at the Marriott City Center, Minneapolis, Minnesota, on May 17, 1996. A Notice of Annual Meeting and Proxy Statement were mailed on or about April 8, 1996 to each shareholder of record on March 20, 1996.

       John A. Rollwagen, Chairman of the Board of Directors of the Corporation, convened the meeting at 10:00 a.m. and served as chair. Mr. Rollwagen began the meeting by introducing the other directors present, Erwin A. Kelen, Lawrence Perlman, and Bruce T. Coleman, and the executive officers of the Corporation. Mr. Rollwagen also introduced Mark Goodburn, a partner of KPMG Peat Marwick, the Corporation's independent auditor, and stated that Mr. Goodburn would be available to answer questions at the conclusion of the meeting. Mr. Rollwagen reported that a majority of the outstanding shares of Common Stock on March 20, 1996, the record date for the meeting, were represented by proxy and, accordingly, a quorum was present. Mr. Rollwagen indicated that the minutes from the previous Annual Meeting of Shareholders were available for inspection and appointed Jeffrey A. Bertelsen and Suzanne M. Nelson as inspectors for the purpose of counting ballots.

       Mr. Rollwagen first addressed the election of directors for the coming year and indicated that each of Messrs. Rollwagen, Kelen, Perlman, and Coleman were standing for re-election. Mr. Rollwagen asked if there were any other nominations and, there being none, the nominations were closed. Mr. Rollwagen then stated that the remaining three items on the agenda, as set forth in the Notice and discussed in the Proxy Statement, were:

       (i) to approve the proposed amendment to the 1992 Stock Award Plan to increase the number of shares authorized for issuance thereunder from 3,250,000 to 4,350,000; to provide for the automatic grant of stock options to nonemployee directors upon initial election to the Executive Committee and upon initial election as Chairman or Vice Chairman; and to increase the maximum number of shares subject to options that can be awarded to any single employee during any calendar year to 750,000;

       (ii) to approve the proposed amendment to the 1992 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 400,000 to 450,000 and to limit the number of shares that may be purchased to 5,000 per Participant for any annual Purchase Period; and

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                                                                    May 17, 1996

       (iii) to ratify and approve the appointment of KPMG Peat Marwick as independent auditors for the year ending December 31, 1996.

       Mr. Rollwagen opened the meeting for questions on the proposals and, there being none, requested shareholders desiring to vote in person to provide their ballots to the inspectors of election and directed the inspectors to tabulate the votes.

       Mr. Rollwagen then explained that over 82% of the shares voted had voted in favor of each item on the agenda. As no one voted in person, Mr. Rollwagen declared that each item had passed and, there being no further business to come before the meeting, Mr. Rollwagen adjourned the meeting.

                              Respectfully submitted,

                               /s/ Jeffrey A. Bertelsen
                              -------------------------
                              Jeffrey A. Bertelsen,
                              Assistant Secretary